Exhibit 10.3

FIRST AMENDMENT TO RENEWAL AGREEMENT

THIS FIRST AMENDMENT TO RENEWAL AGREEMENT, dated as of July 13, 2005 (this “First Amendment”), between CNL RETIREMENT PROPERTIES, INC., a corporation organized under the laws of the State of Maryland (the “Company”), and CNL RETIREMENT CORP., a corporation organized under the laws of the State of Florida (the “Advisor”) (each of the Company and the Advisor sometimes hereinafter referred to as a “Party”, and collectively, as the “Parties”).

W I T N E S S E T H

WHEREAS, the Parties entered into that certain Advisory Agreement, dated as of May 3, 2004 (the “Advisory Agreement”); capitalized terms used herein and not otherwise defined herein shall have their respective meanings set forth in the Advisory Agreement;

WHEREAS, the Parties entered into that certain Renewal Agreement, dated as of May 2, 2005 (the “Renewal Agreement”), which provided for the renewal of the Advisory Agreement for an additional one-year term commencing on May 3, 2005, and terminating at 12:00 a.m. midnight (Eastern time) on May 3, 2006 (unless sooner terminated by either or both Parties in accordance with the terms of the Advisory Agreement), subject to the terms and conditions set forth therein;

WHEREAS, pursuant to the terms of the Renewal Agreement, the Parties agreed to negotiate in good faith with respect to whether a reduction in the percentage rate(s) of Total Proceeds to be used in Section 9(b) of the Advisory Agreement for determining Acquisition Fees payable to the Advisor under the Advisory Agreement should be effected; and

WHEREAS, the Parties desire to amend the Renewal Agreement and the Advisory Agreement to reflect their agreement with respect to the percentage rate(s) of Total Proceeds to be used in Section 9(b) of the Advisory Agreement for determining Acquisition Fees payable to the Advisor under the Advisory Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties agree as follows:

1.     Percentage Rate(s) of Total Proceeds for Acquisition Fees. The Advisory Agreement is hereby amended by deleting the reference to “4.0%” in (i) the definition of “Permanent Financing” in Section 1 and (ii) the first sentence of Section 9(b) and replacing it in each case with “3.0%.” This amendment of the Advisory Agreement shall be deemed effective as of May 3, 2005.

2.     Certain Other Agreements. Paragraph 2 (Certain Other Agreements) of the Renewal Agreement is hereby deleted in its entirety.

3.     Effect on the Renewal Agreement and the Advisory Agreement. Except as specifically amended herein, each of the Renewal Agreement and the Advisory Agreement shall remain in full force and effect.

4.     Severability. The provisions of this First Amendment are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

5.     Construction. The provisions of this First Amendment shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of Florida applicable to contracts to be made and performed entirely in said state.

6.     Entire Agreement. This First Amendment, together with the Renewal Agreement and the Advisory Agreement, contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof and thereof. The express terms hereof and thereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof or thereof. This First Amendment may not be modified or amended other than by an agreement in writing.

7.     Titles Not to Affect Interpretation. The titles of paragraphs and subparagraphs contained in this First Amendment are for convenience only, and they neither form a part of this First Amendment nor are they to be used in the construction or interpretation hereof.

8.     Execution in Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This First Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the date and year first above written.

CNL RETIREMENT PROPERTIES, INC.

By:	/s/ Thomas J. Hutchison III
Name:	Thomas J. Hutchison III
Its:	CEO & President

CNL RETIREMENT CORP.

By:	/s/ James M. Seneff, Jr.
Name:	James M. Seneff, Jr.
Its:	Chairman of the Board